UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     October 22, 2018

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction	001-06659 (Commission	23-1702594 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		610-527-8000

________________________Not Applicable______________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2018, Aqua America, Inc., a Pennsylvania corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”), to acquire all of the issued and outstanding limited liability company membership interests of LDC Funding LLC, a Delaware limited liability company (“LDC”), from Seller (the “Acquisition”). LDC is the ultimate parent of Peoples Natural Gas Company, a Pennsylvania limited liability company, Peoples Gas Company, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky, a Kentucky limited liability company, and Delta Natural Gas Co., Inc., a Kentucky corporation, all of which are natural gas public utility companies subject to regulation in the states in which such companies operate.

On the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the Acquisition, the Company will pay $4.275 billion in cash to Seller, subject to adjustments for working capital, certain capital expenditures, transaction expenses and closing indebtedness. In connection with the Acquisition, the Company obtained a commitment (the “Bridge Commitment”) from Goldman Sachs Bank USA and Royal Bank of Canada to provide senior unsecured bridge loans (the “Bridge Loan”), in an aggregate amount of up to $5.1 billion (the “Committed Amount”), subject to customary conditions set forth in the Bridge Commitment. The obligations of the lenders to provide the Bridge Loan under the Bridge Commitment are subject to the satisfaction of customary closing conditions. The Bridge Commitment will expire upon the earliest to occur of (a) the termination of the Purchase Agreement in accordance with its terms prior to the consummation of the Acquisition, (b) the Outside Date (as defined below) or (c) the consummation of the Acquisition without use of the Bridge Loan. The Bridge Loan is available to, among other things, backstop the Acquisition purchase price and the refinancing of certain debt of the Company and LDC and its subsidiaries in connection therewith. The Company expects to finance the Acquisition and refinance certain debt with a mix of common equity, equity-linked and debt financing, which could include senior notes issued in capital markets transactions, term loans or other credit facilities or any combination thereof. As part of the Acquisition, the Company also currently plans to assume and keep outstanding approximately $1.112 billion of senior notes issued by PNG Companies, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of LDC.

The Purchase Agreement contains customary representations and warranties from both the Company and Seller, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of business of LDC and LDC’s subsidiaries prior to the closing, and the use of reasonable efforts to consummate the Acquisition (such as making filings with and seeking approvals from certain governmental entities necessary to complete the Acquisition). The Company purchased a representations and warranties insurance policy, which will be the Company’s sole recourse following the closing of the Acquisition for breaches of Seller’s representations and warranties. The representations and warranties insurance policy is subject to certain customary limitations, such as retention/deductible amounts, policy limits and certain exclusions.

The closing of the Acquisition is subject to certain customary closing conditions, including, among others, (1) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of the applicable public utilities commission approvals, (2) the absence of any law or governmental order prohibiting the consummation of the Acquisition, (3) the accuracy of the parties’ representations and warranties, subject to customary materiality standards, (4) compliance in all material respects of the parties with their applicable covenants under the Purchase Agreement, and (5) the absence of a material adverse effect with respect to LDC and its subsidiaries. The closing of the Acquisition is currently expected to occur in mid-2019.

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The Purchase Agreement may be terminated at any time prior to the closing by mutual written consent of the Company and Seller, or by either party in the event the Acquisition is not completed by October 22, 2019 (subject to extension to April 22, 2020 to obtain necessary regulatory approvals) (the “Outside Date”), and in other customary circumstances. In the event the Purchase Agreement is terminated due to certain breaches by the Company, the Company will be required to pay to Seller a termination fee equal to $120 million as liquidated damages.

The foregoing description of the Purchase Agreement and the Acquisition is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement governs the contractual rights between the parties in relation to the Acquisition. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about the Company, Seller or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Seller or LDC or any of its subsidiaries. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of allocating risk between the parties, including among other things establishing the circumstances in which a party may have the right not to consummate the Acquisition if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 23, 2018 announcing the Acquisition, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release also announced that at 8:30 a.m. Eastern Time on October 23, 2018, the Company will hold a conference call to discuss the Acquisition with the investment community. A copy of the presentation to be used in connection with this conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and the documents attached as Exhibit 99.1 and Exhibit 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated as of October 22, 2018, by and between LDC Parent LLC, a Delaware limited liability company, and Aqua America, Inc., a Pennsylvania corporation. (1)
99.1	Press Release of Aqua America, Inc. dated October 23, 2018, entitled “Aqua America announces agreement to acquire Peoples Natural Gas.”
99.2	Investor Presentation, dated October 23, 2018, entitled “Aqua America to Acquire Peoples Natural Gas.”

(1)	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Caution concerning forward-looking statements: This Current Report on Form 8-K and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others: the Company’s ability to make capital investments; the anticipated year-end earnings per share results; the anticipated customer growth results; the anticipated amount of capital investment; the Company’s ability to manage operations and maintenance expenses; the timing and ability of the Company to consummate the Acquisition; the impact of the Acquisition on the Company and its operational results; and the timing and ability of the Company to resolve its rate case; and the future financial or operating results of the Seller’s businesses and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: the Company’s continued ability to adapt itself for the future and build value by fully optimizing Company assets and integrating the combined business; general economic business conditions; the Company’s ability to fund needed infrastructure due to its financial position; housing and customer growth trends; unfavorable weather conditions; the success of certain cost containment initiatives; changes in regulations or regulatory treatment; availability and access to capital; the cost of capital; disruptions in the credit and equity markets (including without limitation disruptions that could affect access to capital anticipated for the consummation of the Acquisition); the success of growth initiatives; the Company’s ability to execute on its core capabilities of prudently deploying capital, consistently earning credibility with stakeholders, and maintaining its status as one of the most efficient utilities in the United States; the Company’s ability to grow its dividend, add shareholder value and to grow earnings; and other factors discussed in the Company’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission. For more information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s annual, quarterly and other SEC filings. The Company is not under any obligation – and expressly disclaims any such obligation – to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

October 23, 2018	By:	/s/ Christopher P. Luning
		Name:	Christopher P. Luning
		Title:	Senior Vice President, General Counsel and Secretary
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